[Letterhead of LBB & Associates, Ltd., LLP]


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Amendment 2 to Form SB-2 of our report dated April 6, 2007, relating to the financial statements of Advanced ID Corporation as of December 31, 2006, and the years ended December 31, 2006, and 2005 and the reference to our Firm under the heading "Experts" in this Registration Statement.

/s/LBB & Associates, Ltd., LLP
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LBB & Associates, Ltd., LLP
Houston, Texas
November 8, 2007




	See accompanying summary of accounting policies and notes to financial statements.